UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2009
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     In response to filings made by entities affiliated with First Manhattan Co. under the Securities Exchange Act of 1934, as amended, Aspect Medical Systems makes the following statements:
     Aspect’s Board of Directors and management team have been and remain intensely focused on creating value for all Aspect shareholders. We are always open to considering qualified individuals for the Board who can meaningfully contribute to achieving this goal.
     The Nominating Committee of Aspect’s Board will evaluate First Manhattan’s candidates, and any other potential director candidates, using the process set forth in the Nominating Committee Charter and criteria contained in the Company’s Corporate Governance Guidelines. Aspect has maintained an open dialogue with First Manhattan, as we have done with all of our shareholders, and we look forward to continuing these dialogues.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: March 12, 2009	By:	/s/ J. Neal Armstrong
J. Neal Armstrong
Vice President, Chief Financial Officer and Secretary